Exhibit 10.1

Execution Version

STOCKHOLDERS’ AGREEMENT

of

FIRST ADVANTAGE CORPORATION

Dated as of June 25, 2021

STOCKHOLDERS’ AGREEMENT

OF

FIRST ADVANTAGE CORPORATION

THIS STOCKHOLDERS’ AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is entered into as of June 25, 2021 by and among FIRST ADVANTAGE CORPORATION, a Delaware corporation (the “Company”), and each of the stockholders of the Company whose name appears on the signature pages hereto (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS:

WHEREAS, the Stockholders were a party to that certain Amended and Restated Agreement of Limited Partnership (the “LPA”) of Fastball Holdco, L.P., the direct parent of the Company (the “Partnership”);

WHEREAS, Section 2.9 and Section 10.4 of the LPA permit an amendment, modification or waiver of the LPA in accordance with the terms set forth therein;

WHEREAS, in connection with the initial public offering (the “IPO”) of the Company’s Common Stock, the Partnership will undertake an IPO Conversion (as defined in the LPA) and the Stockholders will receive shares of Common Stock or, in the case of certain Management Stockholders, options convertible into Common Stock and/or restricted stock awards, of the Company in respect of, in exchange for or upon redemption of their partnership units in the Partnership, or otherwise in connection with such IPO Conversion (such shares of Common Stock, options and restricted stock awards, collectively, the “Distributed Securities”);

WHEREAS, in connection with, and effective upon, the date of completion of the IPO, the parties hereto desire to enter into this Agreement that governs certain of their rights, duties and obligations with respect to their ownership of Equity Securities after the closing of the IPO; and

WHEREAS, the Stockholders’ signatures to this Agreement constitute the written consent required under the LPA, and this Agreement shall amend, restate and replace the rights, duties and obligations of Partners under the LPA.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

ARTICLE 1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Additional Stockholder” means a stockholder added to this Agreement pursuant to Section 5.12.

(b) “Affiliate” means (i) with respect to any Person (other than a Stockholder), an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act, and (ii) with respect to a Stockholder, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act and any investment fund, vehicle or holding company of which such Stockholder or an Affiliate of such Stockholder serves as the general partner, managing member or discretionary manager or advisor; provided, however, that notwithstanding the foregoing, (x) an Affiliate of a Stockholder shall not include any Portfolio Company of such Stockholder or any limited partners of such Stockholder and (y) a Stockholder or any of its Affiliates shall not be considered an Affiliate of the other Stockholders solely by virtue of this Agreement .

(c) “Applicable Exchange” means the primary stock exchange, including without limitation the New York Stock Exchange or the NASDAQ Stock Market, upon which the Common Stock is listed, as determined by the Company.

(d) “Board” means the Board of Directors of the Company.

(e) “Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York, Atlanta, Georgia or San Francisco, California are authorized or required by law to close.

(f) “Bylaws” means the Amended and Restated Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Charter and the terms of this Agreement.

(g) “Catch-Up Amount” means, with respect to any Management Stockholder, as of the date of calculation, (i) the number of shares of Equity Securities equal to (A) the number of issued and outstanding shares of Equity Securities held by such Holder immediately prior to the closing of the IPO, multiplied by (B) a fraction, the numerator of which is the aggregate number of shares of Equity Securities Transferred by the Silver Lake Group (other than to another member of the Silver Lake Group) from time to time prior to the date of calculation, and the denominator of which is the number of shares of Equity Securities held by the Silver Lake Group immediately prior to the closing of the IPO, less (ii) the number of shares of Equity Securities held by such Holder immediately prior to the closing of the IPO that have been Transferred by such Holder (rounded down to the nearest full share); provided, that with respect to Management Stockholders who had sold shares of Common Stock in the IPO, the Catch-Up Amount shall be calculated with respect to the number of issued and outstanding shares of Equity Securities held by such Holder and the Silver Lake Transferee Group immediately following the closing of the IPO and Transferred by such Holder and the Silver Lake Transferee Group since the closing of the IPO. In the event that a Management Stockholder Transfers all or a portion of its shares of Equity Securities pursuant to one or more Permitted Transfers, such Management Stockholder and its Permitted Transferees shall be deemed to constitute a single Holder for purposes of calculating the Catch-Up Amount.

(h) “Change in Control” means (i) the sale, lease or other disposition in a transaction or series of related transactions of all or substantially all of the assets of the Company to a Person that is not the Silver Lake Group (or any member(s) thereof) or a Silver Lake Affiliate or (ii) an acquisition of the Company by another Person by stock sale, consolidation, merger or other reorganization in a transaction or series of related transactions following which any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Silver Lake Group or any member(s) thereof, beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than fifty percent (50%) of the voting power of the Company; provided, that (x) a merger effected exclusively for the purpose of changing the domicile of the Company and (y) a stock sale, consolidation, merger or other reorganization in a transaction or series of related transactions with the Silver Lake Group (or any member(s) thereof) or a Silver Lake Affiliate shall not constitute a Change in Control.

(i) “Charter” means the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

(j) “Common Stock” means the common stock, $0.01 par value per share, of the Company.

(k) “Covered Person” means (ii) any director or officer of the Company or any of its Subsidiaries who is also a director, officer, employee, managing director or other Affiliate of any Stockholder and (ii) Silver Lake and the Silver Lake Affiliates.

(l) “Demand Holder” means (i) each member of the Silver Lake Transferee Group and (ii) the Workday Investors.

(m) “Eligible Holder” means the Holders, other than any Holder that, immediately prior to the closing of the IPO, held only Class C LP Units (as defined in the LPA) of the Partnership.

(n) “Eligible Registration Statement” means any registration statement (other than (i) a registration statement on Form S-4 or Form S-8 or any similar or successor form or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act or other business combination or acquisition transaction, any registration statement related to the issuance or resale of securities issued in such a transaction) filed by the Company under the Securities Act in connection with any primary or secondary offering of Common Stock for the account of the Company and/or any stockholder of the Company, whether or not through the exercise of any registration rights.

(o) “Equity Securities” means (i) any Common Stock or preferred stock of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock or preferred stock of the Company (including any option to purchase such a security), (iii) any Common Stock underlying any security referred to in clause (ii), (iv) any security carrying any option, warrant or right to subscribe to or purchase any Common Stock or preferred stock of the Company or other security referred to in clause (ii), or (v) any such option, warrant or right.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “FINRA” means the Financial Industry Regulatory Authority.

(r) “Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

(s) “Holder” means (i) each member of the Silver Lake Transferee Group, (ii) any Management Stockholder and (iii) the Workday Investors.

(t) “Immediate Family” means with respect to an individual, any spouse, domestic partner designated in good faith by such individual, sibling, parent or child of such individual.

(u) “Initial Effective Time” means the date and time that the SEC declared effective the registration statement pursuant to which Common Stock was sold in the IPO.

(v) “Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.

(w) “Management Stockholders” mean the Stockholders listed on Exhibit A hereto and their Permitted Transferees.

(x) “Participation Effective Date” means the first Business Day after the Piggyback Holders receive notice from the Company pursuant to Section 3.3(a) hereof.

(y) “Permitted Transfer” means a Transfer by a Person that is (i) an individual Transferring to a trust or estate planning vehicle of such individual that is solely controlled by such individual and the beneficiaries of which are comprised solely of such individual and/or the members of the Immediate Family of such individual; provided, that any such Transfer is for bona fide inheritance or estate planning purposes or (ii) a member of the Silver Lake Transferee Group Transferring to any Person in a transaction or series of related transactions not involving a public offering unless the Silver Lake Transferee Group elects in writing not to deem such transferee to be a “Silver Lake Transferee” for purposes of this Agreement; provided, in each case, that the transferee (other than a transferee that already is party to this Agreement) will agree to be subject to the terms of this Agreement (subject to any limitation on the assignment of rights by such Person to the transferee in connection with such Transfer) by executing and delivering a joinder agreement, substantially in the form of Exhibit B-1 hereto (in the case of a Transfer by a Management Stockholder) or Exhibit B-2 hereto (in the case of a Transfer by any member of the Silver Lake Transferee Group).

(z) “Permitted Transferee” shall mean any Person who acquires Equity Securities pursuant to a Permitted Transfer.

(aa) “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, government agency, or other entity.

(bb) “Plan Assets Regulations” means the United States Department of Labor Regulations published at 29 C.F.R. Section 2510.3-101.

(cc) “Portfolio Company” shall mean, with respect to any Person that is a private equity sponsor, an operating company the voting stock of which is held, directly or indirectly, by such Person or one of its Affiliates.

(dd) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(ee) “Registrable Securities” means all Common Stock (including Common Stock issued in respect of stock options outstanding immediately prior to the closing of the IPO) and any securities into which Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of the Company’s assets, corporate conversion or other extraordinary transaction of the Company held by any Holder or its Permitted Transferee, in each case, to the extent such Common Stock was owned by a Holder immediately prior to the closing of the IPO, other than any Common Stock or securities into which Common Stock may be converted or exchanged that (i) have been sold by a Person to the public pursuant to an effective registration statement under the Securities Act, (ii) become eligible to be sold by such Person pursuant to Rule 144 without being subject to the conditions set forth in Rule 144(e), (f) and (h) and such Holder and its Affiliates beneficially own less than 2% of the outstanding shares of the Company’s Common Stock, (iii) shall have ceased to be outstanding or (iv) have been sold in a private transaction in which the transferor’s rights under Article 3 of this Agreement are not assigned.

(ff) “Registration Expenses” means all expenses incurred by the Company in complying with Sections 3.2, 3.3, 3.4 and 3.7 hereof, including, without limitation, (i) all SEC and other registration and filing fees (including, without limitation, fees and expenses with respect to (A) filings required to be made with FINRA and (B) securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with any filing and application made to or with (and clearance by) FINRA and any Blue Sky qualifications of the Registrable Securities pursuant to Section 3.7(d)), (ii) preparation, printing, messenger and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of a single counsel for all Holders participating in such registration, which counsel shall be selected by the Company unless specified by such Holders holding a majority of the Registrable Securities being sold by all such Holders participating in such registration (such counsel, “Stockholder Counsel”), including the expenses associated with the delivery of any opinions on behalf of such Holders, (v) expenses incurred in connection with roadshows related to registered offerings made pursuant to Article 3, including, without limitation, expenses related to any presentations but excluding the travel and lodging expenses of representatives of the underwriters, (vi) fees and disbursements of independent certified public accountants and any other persons, including special experts retained by the Company, (vii) expenses related to any special audits incident to or required by any such registration, in each case, whether or not any Eligible Registration Statement is filed or becomes effective, (viii) all fees and expenses related to the listing of the Registrable Securities on any securities exchange and (ix) all internal expenses of the Company, including the compensation of officers and employees of the Company and the fees and expenses in connection with any annual audit. For the avoidance of doubt, any Selling Expenses in connection with any registration, sale or distribution of Registrable Securities shall be borne by such Holder and not by the Company.

(gg) “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

(hh) “SEC” means the Securities and Exchange Commission.

(ii) “Securities Act” means the Securities Act of 1933, as amended.

(jj) “Selling Expenses” means (i) all underwriting fees and selling commissions relating to the distribution of the Registrable Securities and (ii) all taxes (including capital gains, income, stamp, transfer or similar taxes or duties), if any, on the transfer and sale, respectively, of the Registrable Securities being sold.

(kk) “Silver Lake” means SLP Fastball Aggregator, L.P. and its affiliated management companies and investment vehicles.

(ll) “Silver Lake Affiliate” means any other Person with regard to which Silver Lake, directly or indirectly, controls, is controlled by or is commonly controlled. For purposes of the preceding sentence, “control” shall mean the power to direct the principal business management and activities of a Person, whether through ownership of voting securities, by agreement (including, without limitation, in connection with any voting trust, proxy arrangement or similar device), or otherwise.

(mm) “Silver Lake Group” means Silver Lake and each and every direct and indirect transferee of Silver Lake pursuant to clause (i), (ii) or (iii) of the definition of “Permitted Transfer.” Unless the Company is otherwise notified in writing by Silver Lake, Silver Lake shall at all times serve as the designated representative to act on behalf of the Silver Lake Group for purposes of this Agreement and shall have the sole power and authority to bind the Silver Lake Group with respect to all provisions of this Agreement; provided, however, that if Silver Lake chooses to cease to serve as the designated representative of the Silver Lake Group, then Silver Lake or, in the absence of Silver Lake doing so, a majority in interest of the members of the Silver Lake Group at such time shall designate and appoint one member of the Silver Lake Group to serve as the designated representative of the Silver Lake Group for purposes of this Agreement, which designee (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the Silver Lake Group with respect to all provisions of this Agreement. The Company and the Stockholders shall be entitled to rely on all actions taken by Silver Lake or such designee on behalf of the Silver Lake Group.

(nn) “Silver Lake Transferee” means each and every direct and indirect transferee of Silver Lake (including transferees of shares from any member of the Silver Lake Transferee Group so long as such shares were originally held by Silver Lake immediately prior to the closing of the IPO) pursuant to clause (ii) of the definition of “Permitted Transfer” other than a Person the Silver Lake Transferee Group elects in writing not to be a Silver Lake Transferee pursuant to clause (ii) of the definition of “Permitted Transferee.”

(oo) “Silver Lake Transferee Group” means the Silver Lake Group and each and every Silver Lake Transferee. Unless the Company is otherwise notified in writing by Silver Lake, Silver Lake shall at all times serve as the designated representative to act on behalf of the Silver Lake Transferee Group for purposes of this Agreement and shall have the sole power and authority to bind the Silver Lake Transferee Group with respect to all provisions of this Agreement; provided, however, that if Silver Lake chooses to cease to serve as the designated representative of the Silver Lake Transferee Group, then Silver Lake or, in the absence of Silver Lake doing so, a majority in interest of the members of the Silver Lake Transferee Group at such time shall designate and appoint one member of the Silver Lake Transferee Group to serve as the designated representative of the Silver Lake Transferee Group for purposes of this Agreement, which designee (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the Silver Lake Transferee Group with respect to all provisions of this Agreement. The Company and the Stockholders shall be entitled to rely on all actions taken by Silver Lake or such designee on behalf of the Silver Lake Transferee Group.

(pp) “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned by that Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, general partner or analogous controlling Person of such limited liability company, partnership, association or other business entity.

(qq) “Threshold Amount” means, with respect to a Holder (other than the Workday Investors) at any time, the number of Registrable Securities held at such time by such Holder multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities being sold by the Silver Lake Transferee Group pursuant to the relevant Eligible Registration Statement and the denominator is the number of Registrable Securities held by the Silver Lake Transferee Group at such time (rounded down to the nearest full share).

(rr) “Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of Law, directly or indirectly, of any Equity Securities.

(ss) “Workday Investors” means (i) Workday, Inc., a Delaware corporation, (ii) any of its Affiliates and (iii) any corporation, partnership, limited liability company or similar entity, all of the equity of which is owned and controlled by the foregoing.

1.2 Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement, and words in the singular include the plural and words in the plural include the singular;

(b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(c) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement;

(d) “or” is not exclusive;

(e) “including” means including without limitation;

(f) references to numbers of shares in this Agreement, including the calculation of the number of Registrable Shares and the Catch-Up Amount, shall be appropriately adjusted to reflect any stock dividend, stock split, combination or other recapitalization or reclassification of shares by the Company occurring after the date of this Agreement; and

(g) references to Equity Securities held by any Holder shall include all Distributed Securities received by such Holder.

ARTICLE 2. CORPORATE GOVERNANCE.

2.1 Election of Directors. The Silver Lake Transferee Group shall (i) have the right, but not the obligation, to nominate to the Board a number of individuals equal to the percentage of the issued and outstanding Common Stock owned by the Silver Lake Transferee Group multiplied by the total number of directors of the Board (rounded up to the nearest whole number) and (ii) have the right to increase or decrease the size of the Board, subject to any limitations on Board size contained in the Company’s Charter or Bylaws then in effect.

2.2 Replacement of Directors. For so long as the Silver Lake Transferee Group has the right to nominate any person for appointment or election to the Board pursuant to Section 2.1, in the event that a vacancy is created at any time, whether by the expansion of the Board, by the death, disability, retirement, resignation or removal (with or without cause) of such director or otherwise, the Silver Lake Transferee Group shall have the right to nominate any person for appointment or election to the Board to fill such vacancy or to designate a replacement (who shall meet all qualifications required by the Company’s written policies) to fill such vacancy, as the case may be.

2.3 Director Independence. Notwithstanding anything to the contrary in Section 2.1, if the Company ceases to qualify as a “controlled company” (or such similar term) under the rules of the Applicable Exchange (or the rules of any other exchange on which the Common Stock is listed), the Silver Lake Transferee Group shall, if necessary, within one (1) year after the Company ceases to qualify as such, cause a sufficient number of their respective designees to qualify as “independent directors” under such rules to ensure that the Board complies with applicable independence rules. To the extent permitted by the Company’s Charter then in effect, the Company shall be permitted, if necessary, and the Silver Lake Transferee Group shall take all reasonably necessary actions within its control, to increase the number of authorized directors and cause the newly created directorships resulting therefrom to be filled so as to comply with applicable independence rules.

2.4 Necessary Actions. Except as otherwise prohibited by applicable Law or the Company’s Charter or Bylaws then in effect, the Company shall take all necessary actions within its control (including calling special Board and stockholders meetings) and use its reasonable best efforts to cause each such nominee or designee to the Board that is permitted to be nominated or designated in accordance with Section 2.1 or 2.2 to be (x) included in the Board’s slate of nominees to the stockholders of the Company for each election of directors (to the extent that directors of such nominee’s class are to be elected at such meeting for so long as the Board is classified) and (y) included in the proxy statement (if any) prepared by the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. Except as otherwise required by applicable Law, the Company shall not take any action to cause the removal without cause of any such director nominated or designated by the Silver Lake Transferee Group in accordance with Section 2.1 or 2.2, unless it is directed to do so by the Silver Lake Transferee Group.

2.5 Withdrawal of Nominees or Designees. Notwithstanding the other provisions of this Article 2, the Company shall not be obligated to cause to be nominated for election to the Board (or to be included in the Board’s slate of nominees to the Company’s stockholders or any proxy statement prepared by the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board) or recommend to the Company’s stockholders the election of any nominee or designee in the event that (i) the Board determines in good faith, based on the advice of reputable outside legal counsel, that such action would constitute a breach of its fiduciary duties or (ii) the Company objects to such nominee or designee because such nominee or designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or such person is currently the target of an investigation by any governmental authority or agency relating to felonious criminal activity or is subject to any order, decree, or judgment of any court or agency prohibiting service as a director of any public company or providing investment or financial advisory services. In the event of any such non-approval, the Silver Lake Transferee Group shall withdraw the nomination or designation of such proposed nominee or designee and specify a replacement therefor (which replacement nominee or designee shall also be subject to the requirements of this Section 2.5). The Company shall promptly notify the Silver Lake Transferee Group in writing of any objection to a nominee or designee in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors, and the Company shall use its reasonable best efforts to enable such Person to promptly propose a replacement nominee or designee in accordance with the terms of this Agreement.

2.6 Resignation. If the Silver Lake Transferee Group Transfers Common Stock such that it would be entitled to designate a lesser number of directors pursuant to Section 2.1 than it has so designated at such time, the Silver Lake Transferee Group shall use its reasonable best efforts to cause such number of its director nominees and/or designees to offer to resign as a director effective as of the Company’s next annual meeting of stockholders so that the number of its director nominees and designees, as of such meeting and assuming the acceptance of such resignation, would not exceed the number it is entitled to pursuant to Section 2.1. Notwithstanding the foregoing, neither the Company nor the Board shall be required to accept any such resignation.

2.7 Committees. For so long as the Silver Lake Transferee Group has the right to designate at least one (1) director to the Board pursuant to Section 2.1, the Silver Lake Transferee Group shall have the right, but not the obligation, to designate, with respect to any committee of the Board, a number of individuals equal to the percentage of the issued and outstanding Common Stock owned by the Silver Lake Transferee Group multiplied by the total number of directors of such committee (rounded up to the nearest whole number); provided, that the right of any director to serve on a committee shall be subject to applicable Law and the Company’s obligation to comply with any applicable independence requirements of the Applicable Exchange.

2.8 Consent Rights. For so long as the Silver Lake Transferee Group and their Affiliates collectively beneficially own a number of shares of Common Stock equal to at least 25% of the outstanding shares of Common Stock immediately following the IPO, the following actions by the Company or any of its Subsidiaries shall require the approval, in addition to any approval by the stockholders of the Company or the Board’s approval (or the approval of the required governing body of any Subsidiary of the Company), of the Silver Lake Transferee Group:

(a) entering into or effecting a Change in Control;

(b) entering into, or materially amending, any agreement providing for the acquisition or divestiture of assets or Equity Securities of any Person, in each case providing for aggregate consideration in excess of $100 million;

(c) entering into, or materially amending, any joint venture or similar business alliance having a fair market value as of the date of formation thereof (as reasonably determined by the Board) in excess of $100 million;

(d) issuing, or materially amending the terms of, Equity Securities, other than issuances made under or pursuant to the First Advantage Corporation 2021 Omnibus Incentive Plan, the First Advantage Corporation 2021 Employee Stock Purchase Plan and such other equity incentive plans that have been duly approved and adopted by stockholders holding a majority of the Common Stock of the Company;

(e) incurring indebtedness for borrowed money (including through capital leases, incurrence of loans, issuance of debt securities or guarantee of indebtedness of another Person) in an aggregate principal amount in excess of $100 million or materially amending the terms thereof, other than (x) the incurrence of trade payables arising in the ordinary course of business of the Company and its Subsidiaries or (y) borrowings under the Company’s revolving credit facility (or amendments, extensions, or replacements thereof); provided, that the initial entry into the revolving credit facility and any increase in borrowing capacity thereunder shall be subject to approval as set forth in this Section;

(f) increasing or reducing the size of the Board of the Company;

(g) initiating any liquidation, dissolution, bankruptcy or other insolvency proceeding involving the Company or any of its significant subsidiaries;

(h) terminating the employment of the Chief Executive Officer of the Company or hiring a new Chief Executive Officer of the Company; and

(i) making any material change in the nature of the business conducted by the Company or its Subsidiaries.

2.9 Permitted Disclosure. Each Board nominee and designee of the Silver Lake Transferee Group is permitted to disclose confidential, non-public information about the Company and its Affiliates (including any materials received in their capacities as members of a Board or committee of the Company or any Subsidiary) that he or she receives as a result of being a director of the Board with the Silver Lake Affiliates and their respective Affiliates, limited partners, members and direct and indirect investors, in each case, on a confidential basis, subject to his or her fiduciary duties under Delaware law.

2.10 Trading Policies. For so long a designee of the Silver Lake Transferee Group is serving or participating on the Board, (i) the Company shall not implement or maintain any trading policy, equity ownership guidelines (including with respect to the use of Rule 10b5-1 plans and preclearance or notification to the Company of any trades in the Company’s securities) or similar guideline or policy with respect to the trading of securities of the Company that applies to any Stockholder in its capacity as such or any Stockholder’s Affiliates (including a policy that limits, prohibits, or restricts any Stockholder or its Affiliates from entering into any hedging or derivative arrangements), in each case other than any director designee of such Stockholder (including a designee of the Silver Lake Transferee Group) solely in his or her individual capacity, (ii) any share ownership requirement for a designee of the Silver Lake Transferee Group serving on the Board will be deemed satisfied by the securities owned by Silver Lake and/or its Affiliates and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on the transfers of securities by Silver Lake or its Affiliates and (iii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board be violated by a designee of the Silver Lake Transferee Group (x) accepting an invitation to serve on another board of directors of a company whose principal lines(s) of business do not compete with the principal line(s) of business of the Company or failing to notify an officer or director of the Company prior to doing so, (y) receiving compensation from Silver Lake or its Affiliates, or (z) failing to offer his or her resignation from the Board except as otherwise expressly provided in this Agreement, and, in each case of (i), (ii) and (iii), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 2.10 shall not apply to the extent inconsistent with this Section 2.10.

ARTICLE 3. RESTRICTIONS ON TRANSFER; REGISTRATION.

3.1 Restrictions on Transfer.

(a) Until the earliest of (A) the eighteen (18)-month anniversary of the closing of the IPO (subject to any applicable lock-up periods with the underwriters with respect thereto or any other applicable lock-up or similar agreements by which such Management Stockholder is bound), (B) the first date following the IPO as of which the Silver Lake Group holds, in the aggregate, less than 25% of all issued and outstanding shares of Common Stock of the Company and (C) a Change of Control where the consideration paid includes, in whole or in part, publicly traded securities (such period, the “Restricted Period”), each Management Stockholder hereby agrees with the Company not to make any Transfer of all or any portion of any Equity Securities held by such Management Stockholder immediately prior to the closing of the IPO, except:

(i) in a Permitted Transfer;

(ii) Transfers approved by the Board (such approval being in the sole discretion of the Board);

(iii) Transfers to the Company or its designee;

(iv) Transfers pursuant to Rule 144 or any other exemption from the registration requirements of the Securities Act not to exceed, in the aggregate, the Catch-Up Amount with respect to such Management Stockholder; or

(v) in accordance with the provisions of Section 3.3 (Piggyback Rights) or Section 3.4 (Form S-3 Registration; Shelf Take-Down) of this Agreement.

(b) Notwithstanding anything to the contrary in Section 3.1(a), each Holder agrees with the Company that it will not effect any Transfer of Equity Securities unless such Transfer is made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, in either case, in compliance with all applicable state securities laws and all applicable securities laws of any other jurisdiction. The Company agrees, and each Holder understands and consents, that the Company will not take any action to cause or permit the Transfer of any Equity Securities to be made on its books (or on any register of securities maintained on its behalf) unless the Transfer is permitted by and has been made in accordance with the terms of this Agreement and all applicable securities laws. Each Holder agrees that in connection with any Transfer of Equity Securities that is not made pursuant to a registration statement, the Company may, in its sole discretion, request an opinion, certifications and other information in form and substance reasonably satisfactory to the Company and from counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration under the Securities Act.

(c)

(i) Subject to Section 4.5, each certificate representing Equity Securities held by a Holder that is subject to the provisions of this Agreement shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws) or if held in electronic form, shall be held in an account by the Company’s stock transfer agent subject to restrictions on Transfer substantially consistent with the following legend, which shall be furnished in accordance with applicable Law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING ANY SUCH TRANSACTION OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, , SUBJECT TO THE COMPANY’S RIGHT TO RECEIVE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS AND OTHER OPINIONS, CERTIFICATIONS AND OTHER INFORMATION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY.

(ii) Each certificate representing Equity Securities held by a Management Stockholder that is subject to the provisions of this Agreement shall be stamped or otherwise imprinted with legends substantially similar to the following or if held in electronic form, shall be held in an account by the Company’s stock transfer agent subject to restrictions on Transfer substantially consistent with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS’ AGREEMENT DATED AS OF JUNE 25, 2021, AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY (AS THE SAME MAY BE AMENDED AND IN EFFECT FROM TIME TO TIME). NO SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Holders acknowledge and agree that any Transfer of the limited liability company interests, partnership interests, shares or other similar equity interests in a Holder or a parent entity of such Holder will be deemed to constitute a Transfer of Equity Securities, and any proposed Transfer of all or any portion of any such interests in a Holder or a parent entity of such Holder shall be subject to compliance with the terms of this Agreement as such terms apply to a Holder.

(e) In the event that a Stockholder Transfers any Equity Securities in contravention of this Section 3.1, such Transfer shall be null and void, and the Company agrees it will not take any action to effect such a Transfer nor will it treat any alleged transferee as the holder of such Equity Securities.

(f) Notwithstanding anything herein to the contrary, there is no limit or restriction, and nothing in this Agreement shall be construed to impose any such limit or restriction, on the ability of any member of the Silver Lake Transferee Group or the Workday Investors to Transfer its Equity Securities or its rights under this Agreement.

3.2 Demand Registration.

(a) If the Company shall receive a written request (a “Demand Request”) from any Demand Holder that the Company file a registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities owned by such Demand Holder, then the Company shall, subject to the limitations of this Section 3.2, effect, as expeditiously as reasonably possible, and in any event within ninety (90) days after the date such Demand Request is received, the registration under the Securities Act of all Registrable Securities in accordance with the intended method of distribution thereof that the Demand Holder, and any Piggyback Holders pursuant to their rights under Section 3.3, request to be registered, subject to the provisions of Section 3.2(c). The Silver Lake Transferee Group shall have the right to make an unlimited number of Demand Requests.

(b) If the Demand Holder intends to distribute the Registrable Securities covered by its request by means of an underwritten public offering, it shall so advise the Company as a part of their request made pursuant to this Section 3.2 or any request pursuant to Section 3.4. In connection with a Demand Request, Holders of a majority of the Registrable Securities being sold by all Demand Holders in respect of the related offering shall have the right to select the investment bank or banks and managers to administer such offering, including the lead managing underwriter; provided, that if such Holders decline to exercise such right, the Company shall select the investment bank or banks and managers to administer the offering, but the Demand Holder shall continue to have such right pursuant to this Section 3.2(b) in any subsequent underwritten public offering.

(c) Notwithstanding anything herein to the contrary, the Company shall not be obligated to effect a registration pursuant to Section 3.2 unless the Registrable Securities requested to be registered by the Demand Holder, together with the Registrable Securities requested to be registered by any Piggyback Holders pursuant to Section 3.3, are reasonably expected to result in aggregate gross cash proceeds (without regard to any underwriting discount or commission) in excess of (x) fifty million dollars ($50,000,000) in the case of a registration on Form S-1 or any similar or successor long-form registration or (y) twenty-five million dollars ($25,000,000) in the case of a registration on Form S-3 or any similar or successor short-form registration.

3.3 Piggyback Registrations.

(a) Notification. The Company shall notify the Eligible Holders of Registrable Securities (unless such Eligible Holder has demanded such registration pursuant to Section 3.2) (collectively, the “Piggyback Holders”) in writing at least two (2) full Business Days prior to the initial public filing of any Eligible Registration Statement. Such notice from the Company shall, to the extent known, state the intended method of distribution of the Registrable Securities included in such Eligible Registration Statement. The Company shall afford (i) each such Piggyback Holder the opportunity to include in such Eligible Registration Statement up to the Threshold Amount of Registrable Securities provided, that, for the avoidance of doubt and subject to Section 3.3(c) below, the amount of Registrable Securities that Workday Investors may include in such shelf registration statement shall not be limited to the Threshold Amount, and (ii) each member of the Silver Lake Transferee Group, to the extent shares of such Holder are not included in the Demand Request or if the registration is not being made pursuant to Section 3.2, the opportunity to include in such Eligible Registration Statement such number of Registrable Securities as they request. Each Piggyback Holder desiring to include Registrable Securities held by it in any such Eligible Registration Statement shall within one (1) Business Day after the above-described notice from the Company so notify the Company in writing. Any notice from a Piggyback Holder shall (i) specify the amount of Registrable Securities (up to the Threshold Amount, if applicable) that such Piggyback Holder would like to include in such Eligible Registration Statement and (ii) include the agreement of such Piggyback Holder to participate in any related underwritten offering on the same terms as the other participating Holders and shall be irrevocable unless the Silver Lake Transferee Group (to the extent any member thereof is a participating Holder in such registration) or, in the event of a Company-initiated registration, the Company, agrees in writing that it may be withdrawn; provided, that such notice to participate shall terminate on the date that is six (6) months after the Participation Effective Date if the related offering has not been consummated prior to such date. Upon such written notice from a Piggyback Holder, the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which such Piggyback Holder has requested to be registered in accordance with the provisions of this Section 3.3. If a Piggyback Holder decides not to or is unable to include all of its Registrable Securities in any Eligible Registration Statement filed by the Company, such Piggyback Holder shall nevertheless continue to have the right to include Registrable Securities in any subsequent Eligible Registration Statement as may be filed by the Company, all upon the terms and conditions set forth herein. Notwithstanding anything herein to the contrary, unless the Catch Up Amount for a Management Stockholder is more than zero, such Management Stockholder shall not be permitted to exercise piggyback rights described in this Section 3.3 unless a member of the Silver Lake Transferee Group is registering and selling Registrable Securities in such transaction.

(b) Underwriting. If the Eligible Registration Statement under which the Company gives notice under this Section 3.3 is for an underwritten offering, the Company shall so advise the Piggyback Holders. In such event, unless otherwise consented to by the Silver Lake Group (to the extent any member thereof is a participating Holder in such registration), the right of any such Piggyback Holder to be included in an Eligible Registration Statement pursuant to this Section 3.3 shall be conditioned upon such Piggyback Holder’s participation in such underwriting by executing and delivering a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company and the Silver Lake Transferee Group (to the extent any member thereof is a participating Holder in such registration) with respect to such Registrable Securities (the “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that (i) the Piggyback Holder will, to the extent applicable, deliver to and deposit in custody with the custodian and attorney-in-fact named therein one or more certificates representing such Registrable Securities, accompanied by duly executed stock powers in blank, and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Piggyback Holder’s behalf with respect to the matters specified therein, including, but not limited to, the entry into an underwriting agreement (the “Underwriting Agreement”) in customary form with the underwriter(s) and the Company and such other documents and agreements reasonably required in connection with such registration or offering and (ii) the Piggyback Holder will perform its obligations under such Underwriting Agreement and any other agreement entered into in connection with such registration and/or offering. Such Piggyback Holder also agrees to execute such other documents and agreements as the Company or the Silver Lake Transferee Group (to the extent any member thereof is a participating Holder in such registration) may reasonably request to effect the provisions of this Section 3.3 and any transactions contemplated hereby.

(c) Priority on Piggyback Registrations. Notwithstanding any other provision of this Article 3, if the lead managing underwriter or underwriters advise, in the case of a registration requested pursuant to Section 3.2, the Silver Lake Transferee Group and, in all other cases, the Company that marketing factors (including, but not limited to, an adverse effect on the per share offering price) require a limitation of the number of shares to be included in an underwritten offering (including Registrable Securities), then the Silver Lake Transferee Group or the Company, as the case may be, shall so advise all Piggyback Holders of Registrable Securities who have requested to participate in such offering, that (i) if the requested registration is pursuant to Section 3.2, the number of shares that may be included in the underwriting shall be allocated first to the Silver Lake Transferee Group and the Piggyback Holders of such Registrable Securities who have duly requested shares to be included therein (whether pursuant to Section 3.2 or 3.3) on a pro rata basis based on the number of Registrable Securities held by the Silver Lake Transferee Group and all such Piggyback Holders, and (ii) if the requested registration is not pursuant to Section 3.2, the number of shares that may be included in the underwriting shall be allocated first to the Company for its own account and second to the Piggyback Holders who have duly requested shares to be included therein pursuant to Section 3.3 on a pro rata basis based on the number of Registrable Securities held by all such Piggyback Holders. For any Piggyback Holder which is a partnership, limited liability company or corporation, the partners, members or stockholders, as applicable, of such Piggyback Holder, and the estates and Family Members of any such partners, members and stockholders and any trusts for the benefit of any of the foregoing person(s) shall be deemed to be a single “Piggyback Holder,” and any pro rata reduction with respect to such “Piggyback Holder” pursuant to Section 3.3(c) shall be based upon the aggregate amount of shares carrying registration rights owned by all Persons deemed to constitute such “Piggyback Holder” (as defined in this sentence).

3.4 Form S-3 Registration.

(a) If, at any time that the Company is eligible to effect a registration on Form S-3 (or any successor to Form S-3), the Company shall receive a written request from the Silver Lake Transferee Group or Workday Investors that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar shelf registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities owned by the Silver Lake Transferee Group (or any member(s) thereof) or Workday Investors, as the case may be, then the Company shall, subject to the limitations of this Section 3.4, effect, as expeditiously as reasonably possible, such requested registration under the Securities Act of all Registrable Securities that the Silver Lake Transferee Group or Workday Investors, as the case may be, and any Piggyback Holders pursuant to their rights under Section 3.3, request to be so registered; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.4 if the Silver Lake Transferee Group or Workday Investors, as the case may be, together with the Registrable Securities requested to be registered by any Piggyback Holders pursuant to Section 3.3, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than twenty-five million dollars ($25,000,000.00).

(b) Shelf Take-Downs. At any time that a shelf registration statement covering Registrable Securities pursuant to this Section 3.4 is effective or has been requested to be filed pursuant to Section 3.4(a), if the Silver Lake Transferee Group or Workday Investors, as the case may be, delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included on the shelf registration statement (a “Shelf Underwritten Offering”) and stating the number of Registrable Securities to be included in the Shelf Underwritten Offering, then the Company shall promptly amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering. In connection with any Shelf Underwritten Offering, other than any such offering not involving a “roadshow”:

(i) the Company shall, within one (1) Business Day of its receipt thereof from the Silver Lake Transferee Group or Workday Investors, as the case may be, also deliver the Take-Down Notice to the other Eligible Holders of Registrable Securities that have been included on such shelf registration statement and permit such Holders to include up to the Threshold Amount of their Registrable Securities included on the shelf registration statement in the Shelf Underwritten Offering if such Holder notifies the Silver Lake Transferee Group or Workday Investors, as the case may be, and the Company within one (1) Business Day after delivery of the Take-Down Notice to such Holder; provided, that, for the avoidance of doubt and subject to clause (ii) below, the amount of Registrable Securities that Workday Investors may include in such shelf registration statement shall not be limited to the Threshold Amount; and

(ii) in the event that the lead managing underwriter or the underwriters advise the Silver Lake Transferee Group or Workday Investors, as the case may be, that marketing factors (including, but not limited to, an adverse effect on the per share offering price) require a limitation on the number of shares to be included in such Shelf Underwritten Offering, then the Silver Lake Transferee Group, Workday Investors or the Company, as the case may be, shall so advise all Eligible Holders of Registrable Securities who have requested to participate in such Shelf Underwritten Offering and the shares to be included in such Shelf Underwritten Offering shall be determined in the same manner as described in Section 3.3(c) with respect to a limitation of shares to be included in a registration.

(c) Workday Investors shall have the right to make only one request pursuant to Section 3.4(a) and Section 3.4(b) in the aggregate; provided that such limitation shall not apply to any request that is made by the Workday Investors that does not result in the registration of all Registrable Securities described in the applicable written request, or which is terminated pursuant to Section 3.5(a), not maintained effective as required pursuant to Section 3.5(b), or postponed or suspended pursuant to Section 3.5(c) without the prior consent of the Workday Investors.

3.5 Termination, Effectiveness, Postponement and Suspension of Registration.

(a) Right to Terminate Registration. If the Silver Lake Transferee Group determines for any reason not to proceed with any proposed registration requested pursuant to Section 3.2 or Section 3.4, the Silver Lake Transferee Group shall promptly notify the Company in writing. Upon receipt of such notice, the Company shall withdraw or terminate such registration whether or not any Piggyback Holder has elected to include any Registrable Securities in such registration. In addition, the Company shall have the right to withdraw or terminate any proposed registration initiated by it, whether or not any Piggyback Holder has elected to include Registrable Securities in such registration. The Company shall promptly give notice of the withdrawal or termination of any registration, whether requested pursuant to Section 3.2 or Section 3.4 or initiated by the Company, to any Piggyback Holder who has elected to participate in such registration. The Registration Expenses of any such withdrawn or terminated registration shall be borne by the Company in accordance with Section 3.6.

(b) Effectiveness of the Registration Statement. The Company shall maintain the effectiveness of the Eligible Registration Statement for a period of at least one hundred and eighty (180) days (which such period shall be extended in accordance with Section 3.5(c)) after the effective date thereof or such shorter period during which all Registrable Securities included in such Eligible Registration Statement have actually been sold; provided, that notwithstanding the foregoing, the Company will use its reasonable best efforts to keep a shelf registration statement continuously effective until the earlier of (i) the date on which all Registrable Securities covered by such shelf registration statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in such shelf registration statement or otherwise cease to be Registrable Securities and (ii) the date on which this Agreement terminates.

(c) Postponement or Suspension of Registration. If the filing, initial effectiveness or continued use of an Eligible Registration Statement, including a shelf registration statement pursuant to Section 3.4, in respect of a registration pursuant to this Agreement at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (based on the advice of reputable outside legal counsel) (a) would be required to be made in any registration statement so that such registration statement would not contain a material misstatement or omission, (b) would not be required by applicable Law or regulation to be made at such time but for the filing, effectiveness or continued use of such Eligible Registration Statement and (c) would reasonably be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such determination to the Holders participating in such registration, delay the filing or initial effectiveness of, or suspend the use of, such Eligible Registration Statement; provided, that the Company shall not be permitted to do so (x) more than two times during any twelve (12) month period or (y) for a period exceeding thirty (30) days (unless a longer period is consented to by the Silver Lake Transferee Group (to the extent any member thereof is a participating Holder in the registration)) on any one occasion (the “Suspension Period”). In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If so requested by the Company, all Holders registering shares under such Eligible Registration Statement shall use their reasonable best efforts to deliver to the Company (at the Company’s request and expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities at the time of receipt of such notice. The Company agrees that, in the event it exercises its rights under this Section 3.5(c), it shall (i) promptly notify such Holders of the termination or expiration of any Suspension Period, (ii) within thirty (30) days after delivery of the notice referred to above (unless a longer period is consented to by the Silver Lake Transferee Group (to the extent any member thereof is a participating Holder in the registration)), resume the process of filing or request for effectiveness, or update the suspended registration statement, as the case may be, as may be necessary to permit the Holders to offer and sell their Registrable Securities in accordance with applicable Law and (iii) if an Eligible Registration Statement that was already effective had been suspended as result of the exercise of such rights by the Company, promptly notify such Holders after the termination or expiration of any Suspension Period of the applicable time period during which the Eligible Registration Statement is to remain effective, which shall be extended by a period of time equal to the duration of the Suspension Period.

3.6 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Sections 3.2, 3.3 and 3.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of securities sold in connection with such registration. For the avoidance of doubt, Selling Expenses incurred in connection with any registration hereunder relating to securities sold by the Company shall be borne by the Company.

3.7 Obligations of the Company. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.2, 3.3 and 3.4 herein, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC an Eligible Registration Statement or Eligible Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such registration statement to become effective and to remain effective as provided in Section 3.5(b).

(b) Prepare and file with the SEC such amendments and supplements to such Eligible Registration Statement and the prospectus used in connection with such Eligible Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the distribution of all securities covered by such Eligible Registration Statement for the period set forth in Section 3.5(b) above; provided, that before filing an Eligible Registration Statement or prospectus, or any amendments or supplements thereto, upon the request of the Silver Lake Transferee Group, the Company will (i) furnish to the Stockholder Counsel copies of all documents proposed to be filed, which documents will be subject to the reasonable review of the Stockholder Counsel, (ii) provide the Silver Lake Transferee Group and the Workday Investors (to the extent participating in such registration) reasonable opportunity to comment on the registration statement, prospectus, or any amendments or supplements thereto, and (iii) make such of the representatives of the Company as shall be reasonably requested by the Silver Lake Transferee Group and the Workday Investors (to the extent participating in such registration) available for discussion of such documents.

(c) Furnish without charge to the Holders of Registrable Securities covered by such registration statement, the underwriters, if any, and the Stockholder Counsel, such number of copies of the Eligible Registration Statement (including all exhibits filed therewith, including any documents incorporated by reference) and the prospectus included in such registration statement, including a preliminary prospectus, summary prospectus and each amendment and supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the distribution of Registrable Securities owned by them. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any such amendment or supplement thereto.

(d) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register and qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and the Stockholder Counsel and counsel for the underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of the securities covered by such Eligible Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by such Holders and to keep each such registration or qualification (or exemption therefrom) effective during the period such Eligible Registration Statement is required to be kept effective; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such states or jurisdictions.

(e) Use its reasonable best efforts to (1) list such Registrable Securities on each national securities exchange on which such securities are then listed if such Registrable Securities are not already so listed and (2) provide and cause to be maintained a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.

(f) Enter into and perform its obligations under such customary agreements, including, in the event of any underwritten public offering, an underwriting agreement, in usual and customary form, which shall include, at the option of the Silver Lake Transferee Group (to the extent any member thereof is a participating Holder in the registration), indemnification and contribution provisions and procedures either substantially similar to those contained in the underwriting agreement used in the IPO or substantially to the effect set forth in Section 3.9 hereof, with the underwriter(s) of, and selling Holders of Registrable Securities participating in, such offering, and deliver customary certificates, in each case, in connection with such offering.

(g) Notify each Holder of Registrable Securities covered by such Eligible Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such Eligible Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use its reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Such notice shall notify such Holders only of the occurrence of such an event and shall not be required to provide additional information regarding such event to the extent such information would constitute material non-public information.

(h) Use its reasonable best efforts to furnish to the underwriters, if any, and the Holders of Registrable Securities being registered, on the date that the underwriting agreement is entered into, letters, dated as of such date, from the independent certified public accountants of the Company and any acquired entity for which financial statements are included or incorporated by reference in such registration statement, in form, substance and scope as is customarily given by independent certified public accountants to underwriters in an underwritten public offering with respect to such financial statements and certain financial information addressed to each of the underwriters, if any, and each of the Holders of Registrable Securities being registered (unless such accountants shall be prohibited from so addressing such letters to Holders of Registrable Securities by applicable standards of the accounting profession).

(i) Use its reasonable best efforts to furnish to the underwriters, if any, and, in the case of clause (2), the Holders of Registrable Securities being registered, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (1) an opinion and a negative assurance letter, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form, substance and scope as is customarily given to underwriters in an underwritten public offering by counsel to the registrant, addressed to each of the underwriters, if any, and (2) bring-down comfort letters, dated as of such date, from the independent certified public accountants of the Company and any acquired entity for which financial statements are included or incorporated by reference in such registration statement, in form, substance and scope as is customarily given by independent certified public accountants to underwriters in an underwritten public offering with respect to such financial statements and certain financial information addressed to each of the underwriters, if any, and each of the Holders of Registrable Securities being registered (unless such accountants shall be prohibited from so addressing to Holders of Registrable Securities such letters by applicable standards of the accounting profession).

(j) Provide the Stockholder Counsel opportunities to conduct a reasonable investigation within the meaning of the Securities Act and make available for inspection by any selling Holder of Registrable Securities covered by such registration statement, by any underwriter participating in any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such selling Holder of Registrable Securities or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees (and use its reasonable best efforts to cause its auditors) to supply all information reasonably requested by any such selling Holder of Registrable Securities, underwriter, attorney, accountant or agent in connection with such registration, including by causing senior management, with appropriate seniority and expertise (and using its reasonable best efforts to cause its auditors), to participate in customary due diligence sessions (subject to, if requested by the Company, each party referred to in this clause (j) entering into customary confidentiality agreements in a form reasonably acceptable to the Company); provided, however, that the Company shall not be required to provide any information under this clause (j), to the extent, the Company reasonably believes, based on the advice of reputable outside legal counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company in violation of Law.

(k) (i) Make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as promptly as reasonably possible and (ii) notify the Stockholder Counsel and the managing underwriter or agent, immediately, and confirm the notice in writing, of the issuance by the SEC of any such stop order or order, or the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes.

(l) Use its reasonable best efforts (taking into account the Company’s business needs) to make available the executive officers of the Company to participate in any “road shows” that may be reasonably requested by the Silver Lake Transferee Group in connection with the distribution of Registrable Securities.

(m) Cooperate with each selling Holder of Registrable Securities and each underwriter or agent participating in the distribution of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(n) Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration and/or complete any related offering of the Registrable Securities as contemplated hereby (including furnishing to the underwriters such further certificates, opinions and documents as the underwriters may reasonably request).

3.8 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration of Registrable Securities as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 3.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.2, 3.3 or 3.4 with respect to a selling Holder that such selling Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of distribution of such securities as required by Section 3.12 or as otherwise reasonably requested by the Company.

3.9 Indemnification. In the event any Registrable Securities are included in an Eligible Registration Statement under Sections 3.2, 3.3 or 3.4:

(a) To the fullest extent permitted by Law, the Company will indemnify and hold harmless each Holder of Registrable Securities whose Registrable Securities are covered by an Eligible Registration Statement or prospectus, the partners, members, directors and officers of such Holder, any underwriter (as defined in the Securities Act) and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the “Non-Company Indemnified Parties”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) and reasonable documented expenses arise out of or are based upon any of the following statements, omissions or violations by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such Eligible Registration Statement or incorporated by reference therein, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein (in the case of an Eligible Registration Statement only), or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, or (iii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law, rule or regulation in connection with the offering covered by such Eligible Registration Statement (collectively, a “Violation”); and the Company will reimburse each such Non-Company Indemnified Party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, suit, action or proceeding; provided, however, that the indemnity agreement contained in this Section 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, suit, action or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, suit, action or proceeding to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Eligible Registration Statement by such Non-Company Indemnified Party.

(b) To the fullest extent permitted by Law, each selling Holder of Registrable Securities will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, officers, employees, agents, representatives, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) and any other Holder selling securities under such Eligible Registration Statement or any of such other Holder’s partners, members, directors or officers or any Person who controls such other Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, employee, agent, representative, controlling person, underwriter or such other Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) and reasonable documented expenses arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such Eligible Registration Statement or incorporated by reference therein, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein (in the case of an Eligible Registration Statement only), or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, or (iii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law, rule or regulation in connection with the offering covered by such Eligible Registration Statement (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such indemnifying Holder expressly for use in connection with such Eligible Registration Statement; and each such indemnifying Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, representative, controlling person, underwriter or other Holder, or partner, member, director, officer or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability, suit, action or proceeding if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, suit, action or proceeding if such settlement is effected without the consent of such indemnifying Holder, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that in no event shall the aggregate amount of indemnity payments made by an indemnifying Holder under this Section 3.9(b) exceed the net proceeds from the offering received by such indemnifying Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Promptly after receipt by an indemnified party under paragraph (a) or (b) of this Section 3.9 (an “Indemnified Party”) of written notice of the commencement of any claim, damage, suit, action or proceeding (including any governmental or regulatory investigation) being brought or asserted against it, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under paragraph (a) or (b) of this Section 3.9 (an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof; provided, that the failure of the Indemnified Party to deliver written notice to the Indemnifying Party shall not relieve it from any liability it may have under paragraph (a) or (b) of this Section 3.9 except to the extent such failure has materially prejudiced the Indemnifying Party’s ability to defend such action (through the forfeiture of substantive rights or defenses). The Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party who has received a similar notice, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such proceeding and shall pay the fees and expenses of such counsel relating to such proceeding, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not, except as specified below, be liable to such Indemnified Party under paragraph (a) or (b) above, as the case may be, for any legal expenses of other counsel. In any such proceeding, an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnified Party; provided the Indemnifying Party will pay the reasonable fees and expenses of such counsel if (i) the Indemnifying Party and the Indemnified Party shall have so mutually agreed; (ii) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party; (iii) the Indemnified Party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying

Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Parties, and that all such fees and expenses shall be paid or reimbursed promptly. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld, delayed or conditioned), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the written consent of the Indemnified Party (which shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d) If the indemnification provided for in this Section 3.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable Law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the actions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of Law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall the aggregate amount of contribution payments by a Holder hereunder exceed the net proceeds from the offering made under such Eligible Registration Statement received by such Holder.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and Holders under this Section 3.9 shall survive completion of any offering of Registrable Securities in an Eligible Registration Statement and the termination of this Agreement.

(f) The obligations of the parties under this Section 3.9 will be in addition to any liability, without duplication, which any party may otherwise have to any other party.

3.10 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Silver Lake Transferee Group, enter into any agreement or arrangement with any holder or prospective holder of any securities of the Company that would grant such Person registration rights that would have priority over, or that are equal in priority to, the Registrable Securities with respect to the inclusion of such securities in any registration. In the event registration rights are granted to any Person after the date of this Agreement, for purposes of this Agreement, such Person shall be deemed to have the rights and obligations of a Piggyback Holder and the provisions described in Section 3.3(c) with respect to a limitation of the number of shares to be included in a registration shall apply to such Person, who shall continue to be subject to the obligations and any limitations on such Person contained in any such agreement or arrangement granting such Person registration rights. In addition, in the event the Company engages in a merger or consolidation in which the Equity Securities are converted into securities of another Person, the Company will use its reasonable best efforts to make appropriate arrangements so that the registration rights provided under this Agreement continue to be provided by the issuer of such securities. To the extent such new issuer, or any other Person acquired by the Company in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, the Company will use its reasonable best efforts to modify any such “inherited” registration rights so as not to interfere in any material respects with the rights provided under this Agreement, unless otherwise agreed to in writing by the Silver Lake Transferee Group, which such modifications shall not adversely affect the Workday Investors in a manner different than the Silver Lake Transferee Group.

3.11 “Market Stand-Off” Agreement. Each Holder hereby agrees that, in connection with the IPO, such Holder shall not Transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale or other Transfer, any Equity Security held by such Holder (other than those included in the registration) for a period specified by the representative(s) of the underwriters of the IPO not to exceed one hundred and eighty (180) days following the date of the final prospectus for the IPO; provided that this restriction shall not apply to any pledge, hypothecation or granting of a security interest in any Equity Security by a member of the Silver Lake Transferee Group to one or more financial institutions in a bona fide loan transaction, or the sale, transfer or other disposition by any such financial institution in exercising remedies thereunder, so long as the transferee of such Equity Securities agrees to be bound by the provisions of this Section 3.11. The Company may impose stop transfer instructions with respect to any Equity Security subject to the foregoing restriction until the end of said one hundred and eighty (180) day or shorter period.

3.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the representative(s) of the underwriter(s) that are consistent with the Holder’s obligations under Section 3.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or such representative(s), each Holder who has Registrable Securities to be included in an Eligible Registration Statement shall provide within one (1) Business Day of such request, such information relating to themselves, the Registrable Securities held by them and the registration and the intended method of distribution of the Registrable Securities as may be reasonably requested by the Company or such representative(s) in connection with the completion of any public offering of the Company’s securities pursuant to such Eligible Registration Statement. The underwriters of Registrable Securities are intended third-party beneficiaries of Sections 3.11 and 3.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

3.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC, which may permit the sale of the shares of Common Stock to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Initial Effective Time; and

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after the Initial Effective Time.

Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with the foregoing requirements.

ARTICLE 4. COVENANTS AND AGREEMENTS.

4.1 Books and Records; Access; Certain Reports.

(a) The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. For so long as the Silver Lake Transferee Group has the right to designate at least one (1) Director pursuant to Section 2.1, the Company shall, and shall cause its Subsidiaries to, permit any member of the Silver Lake Transferee Group and its designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary; provided, however, that the Company shall not be required to provide any information under this Section 4.1(a) to the extent, the Company reasonably believes, based on the advice of reputable outside legal counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information.

(b) So long as the Silver Lake Transferee Group has the right to designate at least one (1) Director pursuant to Section 2.1, the Company shall deliver or cause to be delivered to the Silver Lake Transferee Group at its request:

(i) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries consistent with past practice; and

(ii) such other reports and information as may be reasonably requested by the Silver Lake Transferee Group;

provided, however, that the Company shall not be required to provide any information under this Section 4.1(b), to the extent, the Company reasonably believes, based on the advice of reputable outside legal counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information.

4.2 Confidentiality. Each Holder agrees to keep confidential any information furnished by the Company pursuant to this Agreement that the Company identifies as being confidential or proprietary, and to use the same degree of care as such Holder uses to protect its own confidential information to keep such information confidential. Notwithstanding the foregoing, such Holder may disclose such proprietary or confidential information (i) to any directors, officers, employees, partners, members, subsidiaries, parent, agent and adviser (“Representatives”) of such Holder who have a reasonable need to know such information for the purpose of monitoring its investment in the Company as long as such Representative is advised of the confidentiality provisions of this Section 4.2; provided such Holder shall be responsible for the breach of this Section 4.2 by any such Representative; (ii) at such time as it enters the public domain through no fault of such Holder or its Representatives; (iii) that is developed by such Holder or its Representatives independently of and without reference to any confidential information communicated by the Company; (iv) solely with respect to members of the Silver Lake Transferee Group, any potential financing source and its respective representatives in connection with a financing transaction contemplated by Section 4.5, or (v) to the extent required by applicable Law or legal process, regulation or regulatory process, subpoena or the listing standards of any national securities exchange; provided however, that in the case of clause (v) (A) such Holder shall as promptly as practicable (and, if practicable and permitted by applicable Law, prior to disclosing such confidential information) notify the Company of the existence of, and basis for, such required disclosure and (B) if requested by the Company, such Holder shall reasonably cooperate with the Company (at the expense of the Company) in seeking to obtain a protective order or other reliable assurance that confidential treatment shall be accorded to the confidential information so disclosed. Each Holder agrees to use any information provided to it pursuant to this Agreement for the sole purpose of monitoring its investment in the Company and not to use such information as the basis for any market transactions in securities of the Company in violation of Law.

4.3 Directors’ Liability and Indemnification; Insurance.

(a) On and after the Initial Effective Time, the Company’s Charter and Bylaws shall provide (a) for elimination of the liability of directors to the maximum extent permitted by Law and (b) for indemnification of directors for acts on behalf of the Company (including, without limitation, the advancement of expenses (including attorney’s fees) incurred in appearing at, participating in or defending any applicable proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses) to the maximum extent permitted by Law; provided however that except with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such director, the Company shall indemnify any such director in connection with a proceeding (or part thereof) initiated by such director only if such proceeding (or part thereof) was authorized by the Board.

(b) The Company shall at all times maintain a policy or policies of insurance providing directors’ and officers’ liability insurance to the extent reasonably satisfactory to the Silver Lake Transferee Group.

4.4 Spin-Offs and Split-Offs. In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Stockholder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a stockholders agreement with the Stockholders that provides the Stockholders with rights and obligations vis-á-vis such NewCo that are substantially identical to those set forth in this Agreement.

4.5 Pledges. Upon the request of any member of the Silver Lake Transferee Group that wishes to pledge, hypothecate or grant security interests in any or all of the shares of Common Stock held by it including to banks or other financial institutions as collateral or security for loans, advances or extensions of credit, the Company will provide the following cooperation: (i) subject to applicable law, using reasonable efforts to remove any restrictive legends on certificates representing pledged Common Stock and depositing such pledged Common Stock in book entry form on the books of The Depository Trust Company when eligible to do so, (ii) if so requested by such lender or counterparty, as applicable, using commercially reasonable efforts to re-issue the pledged Common Stock in book entry form on the books of the Company’s transfer agent and/or the re-register the pledged Common Stock in the name of the relevant lender, counterparty, custodian or similar party, solely as securities intermediary and only to the extent a member of the Silver Lake Transferee Group continues to beneficially own such pledged Common Stock, (iii) entering into an issuer agreement which agreement shall include, without limitation, agreements and obligations of the Company relating to procedures and specified time periods for effecting transfers upon foreclosure, agreements to not hinder or delay exercises of remedies on foreclosure, acknowledgments regarding corporate policy, if applicable, certain acknowledgments regarding securities law status of the pledge arrangements, with such changes as are reasonably requested by such lender and customary for similar financings and not inconsistent with the Company’s obligations under applicable law and (iv) such other cooperation and assistance as such member of the Silver Lake Transferee Group may reasonably request that will not unreasonably disrupt the operation of the Company’s business.

4.6 Company Cooperation in connection with Transfers by Members of the Silver Lake Transferee Group. In connection with a Transfer or proposed Transfer of Equity Securities by any member of the Silver Lake Transferee Group and if requested by such member of the Silver Lake Transferee Group, the Company shall use its reasonable best efforts to cooperate in such Transfer of Equity Securities, including, without limitation, by (i) providing such member of the Silver Lake Transferee Group, any potential transferee in a Permitted Transfer and their respective Representatives opportunities to conduct a reasonable investigation of the Company and making available for inspection all properties, facilities, material contracts and books and records, including financial statements, projections and accountants’ work papers of the Company, as well as access to the officers, management, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives of the Company and its Subsidiaries as may be required or requested in connection with such transaction, (ii) promptly furnishing to the transferor, transferee or acquiror and its or their advisors and representatives financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by the transferor and (iii) causing all of the Company’s officers, directors and employees (and using its reasonable best efforts to cause its auditors) to supply all information reasonably requested by Silver Lake Transferee Group and/or such Transferee and their respective Representatives in connection with such Transfer, including by causing senior management, with appropriate seniority and expertise (and using its reasonable best efforts to cause its auditors), to participate in customary meetings, drafting sessions and due diligence sessions in connection with any such Transfer (subject to, if requested by the Company, each party referred to in this Section 4.6 entering into customary confidentiality agreements in a form reasonably acceptable to the Company); provided, however, that the Company shall not be required to provide any information under this Section 4.6 to the extent, the Company reasonably believes, based on the advice of reputable outside legal counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information. The Company shall assist the transferor and their advisors and/or representatives in the preparation and execution of any documents in connection with such sale or Transfer, each of subclauses (i) through (iii) to the extent reasonably requested and required for such sale or transfer to be effectuated, and agrees to provide, and shall cause its Subsidiaries and controlled Affiliates and its and their respective officers, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives to provide, such cooperation as may reasonably be requested (including with respect to timeliness) in connection with and to assist in the structuring and/or facilitation of any such sale or Transfer. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company in violation of Law.

4.7 Transfer Agent. Each Holder agrees to abide by the policies and procedures of the transfer agent, if any, appointed by the Company with respect to any Equity Securities.

4.8 Corporate Opportunity Waiver. To the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”) and subject to applicable legal requirements and any express agreement that may from time to time be in effect, the Company agrees that the Covered Persons may, and shall have no duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates, and/or (iii) make investments in any kind of property in which the Company may make investments; provided, however, that no Covered Person may invest or make investments in any business on the basis of confidential information it has received from the Company or its Affiliates. To the fullest extent permitted by Section 122(17) of the DGCL or any other applicable law in the event that the applicable entity is not incorporated, formed or organized as a corporation in the State of Delaware, the Company (for itself and on behalf of each of its Subsidiaries and controlled Affiliates) hereby renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person and shall indemnify a Covered Person against any claim that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of such Person’s participation in any such business or investment. In the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person and (y) the Company or any of its Subsidiaries or controlled Affiliates, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or any of its Subsidiaries or controlled Affiliates. To the fullest extent permitted by Section 122(17) of the DGCL or any other applicable law in the event that the applicable entity is not incorporated, formed or organized as a corporation in the State of Delaware, the Company (for itself and on behalf of each of its Subsidiaries and controlled Affiliates) hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person in writing stating that such offer is being provided to such Covered Person solely in his or her capacity as a director of the Company and such corporate opportunity is intended solely for the benefit of the Company, and waives any claim against each Covered Person and shall indemnify a Covered Person against any claim, that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other Person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company; provided, however, in each such case, that any corporate opportunity which is expressly offered to a Covered Person in writing stating that such offer is being provided to such Covered Person solely in his or her capacity as a director of the Company and such corporate opportunity is intended solely for the benefit of the Company shall belong to the Company. The Company shall pay in advance any expenses incurred in defense of such claim as provided in this provision, except to the extent that a Covered Person is determined by a final, non-appealable order of a Delaware court having competent jurisdiction (or any other judgment which is not appealed in the applicable time) to have breached this Section 4.8, in which case any such advanced expenses shall be promptly reimbursed to the Company.

4.9 Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction, or if the Company reasonably believes there is otherwise any event or circumstance that may result in Silver Lake, any Silver Lake Affiliate and/or any member of the Silver Lake Transferee Group being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if one or more designees of the Silver Lake Transferee Group is serving or participating on the Board at such time or has served on the Board during the preceding six months, then upon request of the Silver Lake Transferee Group, (i) the Board or a committee composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the interests of Silver Lake, any Silver Lake Affiliate, the Silver Lake Transferee Group (in each case, to the extent such persons may be deemed to be a director or “directors by deputization”) and such Board designee(s) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the extent applicable and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Company Capital Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by Silver Lake, any Silver Lake Affiliate and/or any member of the Silver Lake Transferee Group or any such Board designee of equity securities of such other issuer or derivatives thereof and (C) such other issuer of which a designee of Silver Lake, any Silver Lake Affiliate and/or any member of the Silver Lake Transferee Group serves as a member of its board of directors (or its equivalent), then the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of Silver Lake, such Silver Lake Affiliate, the Silver Lake Transferee Group (in each case, to the extent such persons may be deemed to be a director or “directors by deputization” of such other issuer) or any such member in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the extent applicable.

4.10 VCOC.

(a) With respect to Silver Lake, Silver Lake Partners V DE (AIV), L.P., any Permitted Transferee of the Silver Lake Transferee Group and each Affiliate thereof that intends to qualify its direct or indirect investment in the Company as a “venture capital investment” as defined in the Plan Assets Regulations (each, a “VCOC Investor”), for so long as the VCOC Investor, directly or through one or more subsidiaries, continues to hold any interest in the Company, without limitation or prejudice of any of the rights provided to the Holders hereunder, the Company shall, with respect to each such VCOC Investor:

(i) Provide such VCOC Investor or its designated representative with:

(A) the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, as the VCOC Investor shall reasonably request;

(B) as soon as available and in any event within 45 days after the end of each quarter of each fiscal year (or 120 days for fiscal year end), consolidated balance sheets and statements of income and cash flows of the Company and its Subsidiaries as of the end of such period or fiscal year then ended, as applicable, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and with respect to each fiscal year end statement together with an auditor’s report thereon of a firm of established national reputation; and

(C) to the extent the Company is required by Law or pursuant to the terms of any outstanding indebtedness of the Company or any of its Subsidiaries to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, as amended, actually prepared by the Company or such Subsidiary, as applicable, as soon as available.

(ii) Make appropriate officers of the Company available periodically and at such times as reasonably requested by a VCOC Investor for consultation with each VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

(iii) Provide each VCOC Investor or its designated representative with such other rights of consultation and information which a VCOC Investor’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Assets Regulations; and

(iv) To the extent consistent with applicable Law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform each VCOC Investor or its designated representative in advance with respect to any significant corporate actions, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the articles of incorporation, by-laws or other organizational documents of the Company or any of its Subsidiaries, and to provide each VCOC Investor or its designated representative with the right to consult with the Company and its Subsidiaries with respect to such actions.

(b) The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above.

(c) The Company agrees that each of the VCOC Investors that is not a party to this Agreement shall be a third-party beneficiary with respect to this Section 4.10, entitled to enforce this Section 4.10 as though each such VCOC Investor were a party to this Agreement.

ARTICLE 5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein except for matters directly within the purview of the Delaware General Corporation Law, which shall be governed by the Delaware General Corporation Law.

5.2 Jurisdiction; Venue; Service of Process.

(a) Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the respective appellate courts thereof for the purpose of any action, claims or suit between the parties arising in whole or in part under or in connection with this Agreement, (ii) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, claim or suit, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action, claim or suit brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such action, claim or suit other than before one of the above-named courts. Notwithstanding the previous sentence, a party may commence any action, claim or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) Venue. Each party agrees that for any action, claim or suit between the parties arising in whole or in part under or in connection with this Agreement, such party shall bring actions, claims and suits either in the U.S. District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County located in the Borough of Manhattan. Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(c) Service of Process. Each party hereby (i) consents to service of process in any action, claim or suit between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, (ii) to the fullest extent permitted by Law, agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.14, will constitute good and valid service of process in any such action, claim or suit and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action, claim or suit any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

5.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

5.4 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, to the fullest extent permitted by Law, each of the parties agrees that, without posting bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action, claim or suit in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert the defense that a remedy at law would be adequate.

5.5 Successors and Assigns; Mergers and Reorganization.

(a) Neither the Company nor any Management Stockholder shall assign all or any part of this Agreement, unless in connection with a Permitted Transfer, without the prior written consent of the Company and the Silver Lake Transferee Group. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators (including, for the avoidance of doubt, any Person that is the parent company of such entity); provided, however, that prior to the receipt by the Company of adequate written notice of the Permitted Transfer in accordance with the provisions of this Agreement and specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends; provided, further that the rights and obligations of a Holder of Registrable Securities under Sections 3.2 through 3.10 and 3.12 may be transferred but only together with the Registrable Securities to a lender in connection with a bona fide loan transaction entered into by a member of the Silver Lake Transferee Group pursuant to Section 4.5.

(b) If the Company (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, in each case of clauses (i) and (ii), the Company shall cause such Person that is the surviving entity or acquirer of the assets of the Company (and any Person that is the parent company of such surviving entity or acquirer in which a Stockholder receives securities in connection with such transaction) to execute a stockholders agreement with terms that are substantially equivalent to the terms of this Agreement, applied mutatis mutandis to such Person and its securities, such that such Person shall assume all of the obligations of the Company set forth in this Agreement.

5.6 Entire Agreement. This Agreement and the Exhibits and Schedules hereto (and, with respect to any Management Stockholder, the equity incentive plans of the Company, any award agreements relating thereto and any agreement relating to the employment or compensation of such Management Stockholder entered into with the Company, in each case, to the extent any Equity Securities held by Management Stockholders were issued pursuant thereto) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.7 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.8 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Silver Lake Transferee Group; provided, however, that the consent of the Silver Lake Transferee Group shall not be required for an amendment or modification of Section 3.1(a); provided further, that no such amendment shall be made that, by its terms, affects (x) the Workday Investors in an adverse manner different than any of the other Holders (including, without limitation, the Silver Lake Transferee Group) without obtaining the consent of the Workday Investors holding a majority in interest of the Equity Securities held by all Workday Investors that are subject to this Agreement and/or (y) the Management Stockholders in a disproportionate and materially adverse manner as compared to the other Holders without obtaining the consent of the Management Stockholders holding a majority in interest of the Equity Securities held by all Management Stockholders that are subject to this Agreement.

(b) Except as otherwise expressly provided, the obligations of the Company and the obligations of the Holders under this Agreement may be waived only with the written consent of the Company and the Silver Lake Transferee Group; provided, however the consent of the Silver Lake Transferee Group shall not be required for a waiver of Section 3.1(a); provided further, that no such waiver shall be made that, by its terms, affects (x) the Workday Investors in an adverse manner different than any of the other Holders (including, without limitation, the Silver Lake Transferee Group) without obtaining the waiver of the Workday Investors holding a majority in interest of the Equity Securities held by all Workday Investors that are subject to this Agreement and (y) the Management Holders in a disproportionately adverse manner as compared to the other Holders without obtaining the waiver of the Management Holders holding a majority in interest of the Equity Securities held by all Management Stockholders that are subject to this Agreement. Notwithstanding anything herein to the contrary, any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.

(c) Notwithstanding anything herein to the contrary, it is agreed and acknowledged that in the event the Silver Lake Transferee Group amends, modifies or waives any of the Company’s obligations under Sections 3.2 through 3.13 on behalf of itself, the Workday Investors and any other Holders, it shall not thereafter cause the Company to comply with or otherwise receive the benefit(s) (directly or indirectly) of such obligations with respect to itself (whether pursuant to this Agreement or otherwise), without causing the Company to comply with such obligations with respect to the Workday Investors.

(d) Each Holder shall be bound by any amendment or waiver effected in accordance with this Section 5.8, whether or not such Holder has consented to such amendment or waiver.

(e) For the purposes of determining the number of Holders entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.9 Termination. Except with respect to Article 1 (General), Section 3.6 (Expenses of Registration), Section 3.9 (Indemnification), Section 4.8 (Corporate Opportunity Waiver) and this Article 5 (Miscellaneous), this Agreement shall continue in full force and effect from the date hereof through the earlier of the following dates, on which date it shall terminate:

(a) with respect to Section 2.1 through Section 2.8, the date that the Silver Lake Transferee Group owns less than 5% of the issued and outstanding Common Stock;

(b) with respect to Section 3.2 through 3.8, when all Registrable Securities cease to be outstanding; and

(c) the date specified in writing by (i) the Company and (ii) the Silver Lake Transferee Group; provided, that Section 3.2 through 3.8 shall not be terminated with respect to any Holder other than the Silver Lake Transferee Group pursuant to the foregoing.

5.10 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

5.12 Additional Stockholders. All Persons who obtain Equity Securities from the Company issued in respect of, in exchange for or upon redemption of partnership units in the Partnership immediately prior to the closing of the IPO shall, to the extent not a party to this Agreement, become a party hereto as an Additional Stockholder by executing and delivering a joinder agreement substantially in the form of Exhibit B-1 hereto. The joinder of an Additional Stockholder as contemplated by the preceding sentence shall not constitute an amendment to this Agreement requiring the consent of any party hereto. The parties agree that Additional Stockholders shall have the same rights and obligations as the Management Stockholders under this Agreement.

5.13 Several and Not Joint. The obligations of each Stockholder and each Silver Lake Transferee are several and not joint. In addition, the obligations of the Silver Lake Group, on the one hand, and each Silver Lake Transferee, on the other hand, are several and not joint.

5.14 Notices(a) .

(a) All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or the signature pages to the joinder agreement substantially in the form of Exhibit B-1 or B-2 hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

(b) All notices to be given by the Silver Lake Transferee Group pursuant to Article 3 of this Agreement may be, at the option and direction of the Silver Lake Transferee Group, be given instead by the Company.

5.15 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.16 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.17 Indemnification of the Silver Lake Transferee Group.

(a) To the fullest extent permitted by applicable law, the Company will, and will cause each of its Subsidiaries and any other exempted companies, corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Company (collectively, the “Controlled Entities”) to, indemnify, exonerate and hold the Silver Lake Transferee Group and each of their respective partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, arbitration or claim arising directly or indirectly out of, or in any way relating to, (i) the Silver Lake Transferee Group’s or its Affiliates’ ownership of Equity Securities or the Silver Lake Transferee Group’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any willful breach of this Agreement by such Indemnitee or its Affiliates or other related Persons or (y) without limiting any other rights to indemnification, to the extent such control or the ability to control the Company or any of its Subsidiaries derives from the Silver Lake Transferee Group’s or its Affiliates’ capacity as an officer or director of the Company or any of its Subsidiaries) or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company will, and will cause its Controlled Entities to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For the purposes of this Section 5.17, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company or any of its Controlled Entities, then such payments shall be promptly repaid by such Indemnitee to the Company and its Controlled Entities, as applicable. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the articles and/or memorandum of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents (the “Organizational Documents”) of the Company or any of its Subsidiaries.

(b) The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible (i.e., as the indemnitor of first resort) for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) applicable law, (ii) the Articles, (iii) any director indemnification agreements, (iv) this Agreement, (v) any other agreement between the Company or any Controlled Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, (vi) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (vii) the Organizational Documents of any Controlled Entity ((i) through (vii) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any Indemnitee-Related Parties. Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Parties and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Parties shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Parties shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Party making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Party, (y) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (x), the Indemnitee-Related Party making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any Controlled Entity, as applicable, and (z) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Parties effectively to bring suit to enforce such rights. For purposes of this Section 5.17(b):

(c) (i) The term “Indemnitee-Related Party” means any Person (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification or advancement obligation.

(ii) The term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (1) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Party pursuant to any other agreement between any Indemnitee-Related Party and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Party and/or the Organizational Documents of any Indemnitee-Related Party, on the other hand.

(d) The Company and Investors agree that each of the Indemnitees and Indemnitee-Related Parties shall be third-party beneficiaries with respect to this Section 5.17, entitled to enforce this Section 5.17 as though each such Indemnitees and Indemnitee-Related Party were a party to this Agreement. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this Section 5.17 as though each such Controlled Entity was a party to this Agreement.

5.18 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against, the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Investor, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or affiliates of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from any Non-Recourse Party.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this STOCKHOLDERS’ AGREEMENT as of the date set forth in the first paragraph hereof.

FIRST ADVANTAGE CORPORATION

By:	/s/ Scott Staples
Name: Scott Staples
Title: Chief Executive Officer

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

SLP FASTBALL AGGREGATOR, L.P.
By: SLP V Aggregate GP, L.L.C., its general partner
By: Silver Lake Technology Associates V, L.P., its management member
By: SLTA V (GP), L.L.C., its general partner
By: Silver Lake Group, L.L.C., its managing member

By:	/s/ Joseph Osnoss
Name: Joseph Osnoss
Title: Managing Director

Address for Notices:

E-mail Address for Notices:

WORKDAY, INC.

By:	/s/ Mark Peek
Name: Mark Peek
Title: Co-Head and Managing Director

Address for Notices:

E-mail Address for Notices:

MANAGEMENT STOCKHOLDERS

By:	/s/ Scott Staples
Name: Scott Staples

Address for Notices:

E-mail Address for Notices:

MANAGEMENT STOCKHOLDERS

By:	/s/ David L. Gamsey
Name: David L. Gamsey

Address for Notices:

E-mail Address for Notices:

MANAGEMENT STOCKHOLDERS

By:	/s/ Joe Jaeger
Name: Joe Jaeger

Address for Notices:

E-mail Address for Notices:

MANAGEMENT STOCKHOLDERS

By:	/s/ Bret Jardine
Name: Bret Jardine

Address for Notices:

E-mail Address for Notices:

MANAGEMENT STOCKHOLDERS

By:	/s/ Joelle Smith
Name: Joelle Smith

Address for Notices:

E-mail Address for Notices:

MANAGEMENT STOCKHOLDERS

By:	/s/ Katharine Mobley
Name: Katharine Mobley

Address for Notices:

E-mail Address for Notices:

MANAGEMENT STOCKHOLDERS

By:	/s/ Ranjeev Teelock
Name: Ranjeev Teelock

Address for Notices:

E-mail Address for Notices:

MANAGEMENT STOCKHOLDERS

By:	/s/ Ryan Peisel
Name: Ryan Peisel

Address for Notices:

E-mail Address for Notices:

MANAGEMENT STOCKHOLDERS

By:	/s/ Steven Marks
Name: Steven Marks

Address for Notices:

E-mail Address for Notices:

MANAGEMENT STOCKHOLDERS

By:	/s/ Suzanne Rurode
Name: Suzanne Rurode

Address for Notices:

E-mail Address for Notices:

MANAGEMENT STOCKHOLDERS

By:	/s/ Thomas Ellis
Name: Thomas Ellis

Address for Notices:

E-mail Address for Notices:

EXHIBIT A

MANAGEMENT STOCKHOLDERS

1. Scott Staples

2. David L. Gamsey

3. Joe Jaeger

4. Bret Jardine

5. Joelle Smith

6. Katherine Mobley

7. Ranjeev Teelock

8. Ryan Peisel

9. Steven Marks

10. Suzanne Rurode

11. Thomas Ellis

A-1-1

EXHIBIT B-1

FORM OF JOINDER AGREEMENT FOR AN ADDITIONAL STOCKHOLDER

This JOINDER AGREEMENT (this “Joinder Agreement”) is executed pursuant to the terms of the Stockholders’ Agreement, dated as of June 25, 2021, by and among First Advantage Corporation, a Delaware corporation (the “Company”), and the other parties from time to time parties thereto, a copy of which is attached hereto and is incorporated herein by reference (the “Stockholders’ Agreement”), by the undersigned (the “Additional Stockholder”). Capitalized terms used but not defined herein have the meanings set forth in the Stockholders’ Agreement. By execution and delivery of this Joinder Agreement, the Additional Stockholder agrees as follows:

SECTION 1. Acknowledgment. The Additional Stockholder acknowledges that such Additional Stockholder [was issued Equity Securities in respect of, in exchange for or upon redemption of the partnership units in the Partnership held or acquired by such Additional Stockholders immediately prior to the closing of the IPO] [has acquired Equity Securities from [            ] pursuant to a Permitted Transfer].

SECTION 2. Agreement. The Additional Stockholder (a) agrees that the Equity Securities it owns shall be bound by and subject to the terms of the Stockholders’ Agreement to the same extent as if such Additional Stockholder were an original Management Stockholder, (b) hereby adopts the Stockholders’ Agreement with the same force and effect as if it were originally a Management Stockholder thereto and (c) shall constitute a “ Management Stockholder” under the Stockholders’ Agreement.

SECTION 3. Notice. Any notice required to be provided by the Stockholders’ Agreement shall be given to the Additional Stockholder at the address listed beside such Additional Stockholder’s signature below.

SECTION 4. Governing Law. This Joinder Agreement and the rights of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

B-1-1

Executed and dated this                day of                .

Additional Stockholder:

[Insert name]

By:

Address for Notices:

E-mail Address for Notices:

B-1-2

EXHIBIT B-2

FORM OF JOINDER AGREEMENT FOR A TRANSFER BY A MEMBER OF THE

SILVER LAKE TRANSFEREE GROUP

This JOINDER AGREEMENT (this “Joinder Agreement”) is executed pursuant to the terms of the Stockholders’ Agreement, dated as of June 25, 2021, by and among First Advantage Corporation, a Delaware corporation (the “Company”), and the other parties from time to time parties thereto, a copy of which is attached hereto and is incorporated herein by reference (the “Stockholders’ Agreement”), by the undersigned (the “Additional Silver Lake Transferee Group Member”). Capitalized terms used but not defined herein have the meanings set forth in the Stockholders’ Agreement. By execution and delivery of this Joinder Agreement, the Additional Silver Lake Transferee Group Member agrees as follows:

SECTION 1. Acknowledgment. The Additional Silver Lake Transferee Group Member acknowledges that such Additional Silver Lake Transferee Group Member has acquired Equity Securities from a member of the Silver Lake Transferee Group (the “Transferor”) pursuant to a Permitted Transfer.

SECTION 2. Assignment. In connection with such Permitted Transfer, the Transferor has assigned its rights and obligations set forth in [Section[s] [             ] of] 1 the Stockholders’ Agreement to the Additional Silver Lake Transferee Group Member.

SECTION 3. Agreement. The Additional Silver Lake Transferee Group Member (a) agrees that the Equity Securities it owns shall be bound by and subject to the terms of the Stockholders’ Agreement to the same extent as if such Additional Silver Lake Transferee Group Member were a member of the Silver Lake Transferee Group [(subject to any limitations on the assignment of such rights as set forth in Section 2 above)], (b) hereby adopts the Stockholders’ Agreement with the same force and effect as if it were originally a member of the Silver Lake Transferee Group [(subject to any limitations on the assignment of such rights as set forth in Section 2 above)] and (c) shall constitute a member of the “Silver Lake Transferee Group” under the Stockholders’ Agreement.

SECTION 4. Notice. Any notice required to be provided by the Stockholders’ Agreement shall be given to the Additional Silver Lake Transferee Group Member at the address listed beside such Additional Silver Lake Transferee Group Member’s signature below.

SECTION 5. Governing Law. This Joinder Agreement and the rights of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

[1]	Include bracketed language if there is only a partial assignment of rights in connection with the Transfer.

B-2-1

Executed and dated this                day of                .

Additional Silver Lake Transferee Group Member:

[INSERT NAME]

By:
[Title]

Address for Notices:

E-mail Address for Notices:

Acknowledged and Agreed to by

[SILVER LAKE TRANSFEREE GROUP TRANSFERRING MEMBER]

By:
[Title]

B-2-2